Exhibit 3.1

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080324136-79
Filing Date and Time 05/09/2008 8:23 AM
Entity Number E0312102008-1

Articles of Incorporation (PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	On Demand Heavy Duty
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500, Reno Nevada 89511 (MANDATORY) Physical Street Address City Zip Code (OPTIONAL) Mailing Address City Zip Code
3.	Shares: (number of shares corporation is authorized to issue)	Number of shares Par value Number of shares with par value: 75,000,000 per share: $ 0.001 without par value:
4.	Names & Addresses of the Board of Directors/Trustees: (each director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Cody Love Name 7108 Parke Ave., Apt 207 Red Deer, Albeta Canada T4P 1M9 Street Address City State Zip Code 2. Name Street Address City State Zip Code 3. Name Street Address City State Zip Code
5.	Purpose: (optional - see instructions)	The purpose of the corporation shall be: All lawful business
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	The Nevada Company, Mark Williams, A.V.P. X /s/ Mark Williams Name Signature 8040 Excelsior Drive, Suite 200 Madison WI 53717 Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X /s/ Mark Williams May 8, 2008 Authorized Signature of R.A. or On Behalf of R.A. Company Date

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20090370098-98
Filing Date and Time 04/27/2009 3:00 PM
Entity Number E0312102008-1

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

On Demand Heavy Duty

2. The articles have been amended as follows: (provide article numbers, if available)

1.  Name of corporation:  On Demand Heavy Duty Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:       100%

4. Effective date of filing:  (optional) __________________________________________________________________________________

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Cody Love
Signature of Officer Cody Love, President

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form mus be accompanied by appropriate fees.
Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100092748-93
Filing Date and Time 02/12/2010 12:00 PM
Entity Number E0312102008-1

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200).  If there are more than four merging entities, check box [_] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

China Executive Education Corp.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

On Demand Heavy Duty Corp.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee:  $350.00
This form must be accompanied by appropriate fees.
Nevada Secretary of State 92A Merger Page 1
Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)
Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box [_] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

a)	Owner's approval was not required from

China Executive Education Corp.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or:
On Demand Heavy Duty Corp.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.
Nevada Secretary of State 92A Merger Page 2
Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 854 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

b)	The plan was approved by the required consent of the owners of:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or:

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.
Nevada Secretary of State 92A Merger Page 3
Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or:

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.
Nevada Secretary of State 92A Merger Page 4
Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available (NRS 92A.200)*:

1. Name of Corporation

The name of the corporation is China Executive Education Corp.

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or,

☒
(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited liability company or business trust, or at the records office address if a limited  partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**: February 12, 2010

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger.  Please entitle them "Restated" or "Amended and Restated," accordingly.  The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles.  Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes affect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.
Nevada Secretary of State 92A Merger Page 5
Revised: 10-18-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.320)*

(If there are more than four merging entities, check box [_] and attached an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

China Executive Education Corp.
Name of merging entity

X /s/ Cody Love	Chief Executive Officer	02/11/10
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

On Demand Heavy Duty Corp.
Name of surviving entity

X /s/ Cody Love	Chief Executive Officer	02/11/10
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
Nevada Secretary of State 92A Merger Page 5
Revised: 10-16-09